As filed with the Securities and Exchange Commission on June 17, 2011.
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
INDEPENDENT BANK CORP.
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2870273 (I.R.S. Employer Identification No.)

Office Address: 2036 Washington Street, Hanover, Massachusetts	02339
Mailing Address: 288 Union Street, Rockland, Massachusetts (Address of Principal Executive Offices)	02370 (Zip Code)
Independent Bank Corp. Amended and Restated 2005 Employee Stock Plan
(Full Title of the Plan)
Edward H. Seksay
General Counsel
Independent Bank Corp.
288 Union Street
Rockland, Massachusetts 02370
(Name, address of agent for service)
(781) 878-6100
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of
to be registered	registered (1)	offering price per share (2)	aggregate offering price (2)	registration fee
Common Stock, par value $0.01 per share	850,000	$26.98	$22,933,000	$2,662.52

(1)	Plus such additional number of shares as may be required pursuant to the plan set forth above in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock, as reported on the NASDAQ Global Select Market on June 13, 2011.

REGISTRATION OF ADDITIONAL SECURITIES
AND
INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE
This Registration Statement registers additional securities of Independent Bank Corp. (the “Company”) of the same class as other securities for which the Registration Statement on Form S-8 (File No. 333-126986), as filed with the Securities and Exchange Commission on July 28, 2005, is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 850,000 shares authorized under the Company’s Amended and Restated 2005 Employee Stock Plan (the “2005 Plan”). An amendment to the Plan to increase the reserved and authorized number of shares under the 2005 Plan by 850,000 was authorized by the Company’s Board of Directors on March 17, 2011 and approved by the Company’s stockholders on May 19, 2011. The contents of the prior Registration Statement on Form S-8 (File No. 333-126986) are incorporated herein by reference, except as amended hereby.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information required in Part I of this registration statement on Form S-8 (the “Registration Statement”) will be sent or given to participants in the 2005 Plan, in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the “Securities Act”), and the “Note” to Part I of Form S-8. Such documents and the documents incorporated by reference herein pursuant to Item 3 Part II hereof, taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Accordingly, the information is not being filed as part of this Registration Statement pursuant to the “Note” to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents are hereby incorporated by reference into this Registration Statement:
a.	The Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2010, filed March 8, 2011;

b.	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed May 5, 2011, and the Company’s Current Reports on Form 8-K filed on January 20, 2011, January 24, 2011, February 24, 2011, March 8,

2011, March 17, 2011, April 14, 2011, April 18, 2011, April 20, 2011, May 5, 2011 and May 25, 2011; and

c.	The description of the Company’s Common Stock included in its registration statement on Form 8-A filed with the Commission on January 21, 1986, including all amendments and reports amending such description.
     In addition, all documents filed by the Company after the initial filing date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prior to the filing of a post-effective amendment with indicates that all shares registered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     You should rely only on information contained or incorporated by reference in this registration statement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Investor Relations, Attention: Jennifer Kingston, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370, Telephone: (781) 878-6100.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Officers and Directors
     Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of an improper distribution or obtained an improper personal benefit. The Company has included a similar provision in its Restated Articles of Organization and Amended and Restated Bylaws.
     Section 8.51(a) of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify its directors against expenses (including attorneys’ fees), judgments,

fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding brought against any director by virtue of his or her position as a director of the corporation unless he or she is deemed to have not acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation or was at least not opposed to the best interests of the corporation, and, in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. As noted below, the Company has provided for director indemnification in its Restated Articles of Organization and Amended and Restated Bylaws.
     Section 8.52 of Chapter 156D of the Massachusetts General Laws provides that a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.
     Section 8.56(a) of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify and advance expenses to its officers to the same extent as its directors and, for officers that are not directors, to the extent provided by (i) the articles of organization, (ii) the bylaws, (iii) a vote of the board of directors or (iv) a contract. In all instances, the extent to which a corporation provides indemnification to its officers under Section 8.56 is optional. As noted below, the Company has provided for officer indemnification in its Restated Articles of Organization and Amended and Restated Bylaws.
     The Company’s Amended and Restated Bylaws provide that, except as limited by law or otherwise provided in the Amended and Restated Bylaws, each director or officer of the Company, including any person serving at the Company’s request as a director, officer or trustee of another organization in which the Company has any interest as a shareholder, creditor or otherwise (and including such person’s respective heirs, executors and administrators), shall be indemnified by the Company against any liability or expense incurred in connection with a proceeding in which he or she is a party because he or she is a director or officer if: (1)(i) he or she conducted himself or herself in good faith, and (ii) he or she reasonably believed that his or her conduct was in the best interests of the corporation or was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (2) he or she engaged in conduct for which liability has been eliminated by Article 6 of the Restated Articles of Organization.
     The Company will pay sums on account of indemnification in advance of a final disposition of a proceeding upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been eliminated under the Restated Articles of Organization and (b) an undertaking by the director or officer to repay such sums if it is subsequently established that he or she is not entitled to indemnification. The determination of whether a director has met the relevant standard of conduct for indemnification under the Amended and Restated Bylaws shall be made by (a) a majority vote of the disinterested directors (if there are two or more), (b) special legal counsel or (c) a vote of the shareholders (excluding the vote of any shares owned by or voted under the control of a director who is not a disinterested director).
     The Amended and Restated Bylaws do not limit the power of the Board of Directors to authorize the purchase and maintenance of insurance on behalf of any director or officer against any expense whether or not the Company would have the power to indemnify such director or officer against such expense under the Amended and Restated Bylaws. The Company maintains directors’ and officers’ liability insurance.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits
     The following is an index of all exhibits filed as part of this Registration Statement.

4.1	Restated Articles of Organization of Independent Bank Corp. (filed as Exhibit 99.4 to our Current Report on Form 8-K filed with the Commission on May 24, 2010).+

4.2	Amended and Restated By-laws of Independent Bank Corp. (filed as Exhibit 99.5 to our Current Reports on Form 8-K filed with the Commission on May 24, 2010).+

4.3	Form of Common Stock Certificate (filed as Exhibit 4.1 to our annual report on Form 10-K for the fiscal year ended December 31, 1992).+

5.1	Opinion of Choate, Hall & Stewart LLP as to the legality of the shares being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in page II-7)

99.1	Independent Bank Corp. Amended and Restated 2005 Employee Stock Plan

+	Previously filed and incorporated by reference.

Item 9. Undertakings
     (a) The Company hereby undertakes:
          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Independent Bank Corp. pursuant to the foregoing provisions, or otherwise, Independent Bank Corp. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Independent Bank Corp. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Independent Bank Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hanover, The Commonwealth of Massachusetts, on June 16, 2011.

INDEPENDENT BANK CORP.

By:	/s/ EDWARD H. SEKSAY
Edward H. Seksay
General Counsel

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Edward H. Seksay his or her true and lawful attorney-in-fact and agent with respect to the execution and filing of a Securities and Exchange Commission Form S-8 Registration Statement for the Independent Bank Corp. Amended and Restated 2005 Employee Stock Plan with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on June 16, 2011, by the following persons in the capacities indicated.

NAME	CAPACITY

/s/ CHRISTOPHER ODDLEIFSON Christopher Oddleifson	Director and CEO/President (Principal Executive Officer)

/s/ THOMAS J. TEUTEN Thomas J. Teuten	Director and Chairman of the Board

/s/ DENIS K. SHEAHAN Denis K. Sheahan	CFO (Principal Financial Officer)

/s/ BARRY H. JENSEN Barry H. Jensen	Controller (Principal Accounting Officer)

/s/ DONNA L. ABELLI Donna L. Abelli	Director

/s/ RICHARD S. ANDERSON Richard S. Anderson	Director

/s/ WILLIAM P. BISSONNETTE William P. Bissonnette	Director

/s/ BENJAMIN A. GILMORE II Benjamin A. Gilmore II	Director

NAME	CAPACITY

/s/ KEVIN J. JONES Kevin J. Jones	Director

/s/ EILEEN C. MISKELL Eileen C. Miskell	Director

/s/ DANIEL F. O’BRIEN Daniel F. O’Brien	Director

/s/ CARL RIBIERO Carl Ribiero	Director

/s/ RICHARD H. SGARZI Richard H. Sgarzi	Director

/s/ JOHN H. SPURR JR. John H. Spurr Jr.	Director

/s/ ROBERT D. SULLIVAN Robert D. Sullivan	Director

/s/ BRIAN S. TEDESCHI Brian S. Tedeschi	Director

/s/ THOMAS R. VENABLES Thomas R. Venables	Director

INDEX TO EXHIBITS
Exhibit Number

4.1	Restated Articles of Organization of Independent Bank Corp. (filed as Exhibit 99.4 to our Current Report on Form 8-K filed with the Commission on May 24, 2010).+

4.2	Amended and Restated By-laws of Independent Bank Corp. (filed as Exhibit 99.5 to our Current Reports on Form 8-K filed with the Commission on May 24, 2010).+

4.3	Form of Common Stock Certificate (filed as Exhibit 4.1 to our annual report on Form 10-K for the fiscal year ended December 31, 1992).+

5.1	Opinion of Choate, Hall & Stewart LLP as to the legality of the shares being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in page II-7)

99.1	Independent Bank Corp. Amended and Restated 2005 Employee Stock Plan

+	Previously filed and incorporated by reference.